As filed with the Securities and Exchange Commission on November 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBS CORPORATION	CBS OPERATIONS INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

04-2949533	13-3844753
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

51 West 52nd Street New York, NY 10019 (212) 975-4321	51 West 52nd Street New York, NY 10019 (212) 975-4321
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence P. Tu

Senior Executive Vice President and Chief Legal Officer

CBS Corporation

51 West 52nd Street

New York, New York 10019

(212) 975-4321

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard J. Parrino

Kevin K. Greenslade

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by CBS Corporation.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Senior debt securities		(1)	(2)
Senior subordinated debt securities
Preferred stock, $0.001 par value
Class A common stock, $0.001 par value
Class B common stock, $0.001 par value
Warrants of CBS Corporation and, if applicable, CBS Operations Inc.
Guarantees of CBS Operations Inc. (3)
Total

(1)	An indeterminate aggregate principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, CBS Corporation is deferring payment of all of the registration fees.
(3)	As may be issued in connection with senior debt securities, senior subordinated debt securities or preferred stock of CBS Corporation. Pursuant to Rule 457(n) under the Securities Act of 1933, no additional fee is being paid in respect of the guarantees.

Prospectus

CBS CORPORATION

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell, from time to time, in one or more offerings and series, together in any combination or separately:

Senior debt securities

Senior subordinated debt securities

Preferred stock

Class A common stock

Class B common stock

Warrants representing rights to purchase any of the other securities that may be sold under this prospectus

Guarantees of CBS Operations Inc., a wholly owned subsidiary of CBS Corporation, may be issued in connection with senior debt securities, senior subordinated debt securities or preferred stock of CBS Corporation. Warrants may be co-issued by CBS Operations Inc. when the securities with respect to which the warrants are issued will be guaranteed by CBS Operations Inc.

Senior debt securities and senior subordinated debt securities may be convertible into or exchangeable for our Class A common stock, Class B common stock or preferred stock.

Our voting Class A common stock and non-voting Class B common stock are listed on the New York Stock Exchange under the trading symbols “CBS.A” and “CBS,” respectively.

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplements relating to the specific issue of securities before you decide to invest in any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents or directly to one or more purchasers on a delayed or continuous basis. Selling security holders may offer and sell their securities from time to time on terms described in the applicable prospectus supplement.

The mailing address of the principal executive offices of CBS Corporation is 51 West 52nd Street, New York, New York 10019. The telephone number at that address is (212) 975-4321.

Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2017.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that CBS Corporation and CBS Operations Inc. have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

In this prospectus, unless we indicate otherwise or the context otherwise requires, we use the terms “CBS Corporation,” “the Company,” “we,” “us” and “our” to refer to CBS Corporation and its consolidated subsidiaries. References to “CBS Operations” are references to CBS Operations Inc. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither CBS Corporation nor CBS Operations has authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely upon it. Neither CBS Corporation nor CBS Operations is making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or such supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

CBS Corporation files annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.

The SEC also maintains a website that contains reports, proxy and information statements and other information that CBS Corporation files electronically with the SEC. The address of that website is www.sec.gov.

Our Class A common stock and Class B common stock are listed on the New York Stock Exchange. Information about us also is available at the New York Stock Exchange.

In accordance with United States securities laws, CBS Operations is not obligated to file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Accordingly, CBS Operations does not file separate financial statements with the SEC and does not independently publish its financial statements. CBS Operations’ financial condition, results of operations and cash flows are consolidated into the financial statements of CBS Corporation.

We are “incorporating by reference” specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any documents subsequently filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), including documents filed after the date of the initial registration statement, to the extent not superseded, prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the portions thereof incorporated by reference from our definitive proxy statement on Schedule 14A filed on April 7, 2017;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017;

•	our Current Reports on Form 8-K filed on February 2, 2017 (reporting information under Items 8.01 and 9.01 thereof), February 2, 2017 (reporting information under Items 1.01, 8.01 and 9.01 thereof), May 24, 2017, July 3, 2017, July 10, 2017, July 24, 2017, July 28, 2017, August 9, 2017, September 13, 2017, October 19, 2017 (reporting information under Items 8.01 and 9.01 thereof), October 19, 2017 (reporting information under Items 5.04 and 9.01 thereof), November 1, 2017, November 3, 2017 (reporting information under Items 8.01 and 9.01 thereof) and November 3, 2017 (also reporting information under Items 8.01 and 9.01 thereof); and

•	the description of our Class A common stock and Class B common stock contained in our Form 8-A/A filed on November 23, 2005, and any amendment or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, at no cost, by written or oral request directed to:

CBS Corporation

51 West 52nd Street

New York, New York 10019

Attention: Investor Relations

Telephone: 1-877-CBS-0787

THE COMPANY

CBS Corporation is a mass media company with operations in the following segments:

•	ENTERTAINMENT: The Entertainment segment is composed of the CBS® Television Network; CBS Television Studios®; CBS Studios International™ and CBS Television Distribution™; CBS Interactive™; CBS Films®; and the Company’s digital streaming services, CBS All Access® and CBSN®.

•	CABLE NETWORKS: The Cable Networks segment is composed of Showtime Networks, which operates the Company’s premium subscription program services, Showtime®, The Movie Channel®, and Flix®, including a digital streaming subscription offering; CBS Sports Network®, the Company’s cable network focused on college athletics and other sports; and Smithsonian Networks™, a venture between Showtime Networks and Smithsonian Institution, which operates Smithsonian Channel™, a basic cable program service, and a digital streaming subscription service.

•	PUBLISHING: The Publishing segment is composed of Simon & Schuster, which publishes and distributes consumer books under imprints such as Simon & Schuster®, Pocket Books®, Scribner®, Gallery Books®, Touchstone® and Atria Books®.

•	LOCAL MEDIA: The Local Media segment is composed of CBS Television Stations, our 30 owned broadcast television stations, and CBS Local Digital MediaTM, which operates local websites including content from our television stations and news and sports radio stations.

We were organized under the laws of the State of Delaware in 1986. Our principal executive offices are located at 51 West 52nd Street, New York, New York 10019, our telephone number is (212) 975-4321 and our website address is www.cbscorporation.com. The information contained in or accessible through our website is not part of this prospectus or any prospectus supplement.

THE GUARANTOR

CBS Operations, the guarantor of the debt securities and the preferred stock, if any guarantees are issued, was organized under the laws of the State of Delaware in 1995. CBS Operations maintains its principal executive offices at 51 West 52nd Street, New York, New York 10019 and its telephone number is (212) 975-4321. CBS Operations has 100 shares of common stock, par value $.01 per share, outstanding, all of which are held by CBS Corporation. CBS Operations owns a full power broadcast television station in Tampa, Florida and a low power broadcast television station in Indianapolis, Indiana. The direct and indirect subsidiaries of CBS Operations operate Showtime Networks, Simon & Schuster, CBS Television Studios and ten full power broadcast television stations. In addition, one of such subsidiaries holds the partnership interest in The CW™ broadcast network.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find Additional Information,” as well as the risks included and incorporated by reference into this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as updated by annual, quarterly and current reports and other documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges of CBS Corporation for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to combined fixed charges and preferred stock dividends is presented.

For purposes of computing the following ratio of earnings to fixed charges, earnings represents earnings (loss) from continuing operations before income taxes, equity in earnings (loss) of investee companies and fixed charges, adjusted for inclusion of distributions from investee companies. Fixed charges represent interest expense, net of capitalized interest, and such portion of rental expense that represents an appropriate interest factor.

	Six Months Ended June 30,	Twelve Months Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.8x	5.8x	6.0x	5.4x	6.4x	5.4x

USE OF PROCEEDS

Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the related prospectus supplement for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, acquisitions and stock repurchases. Net proceeds may be temporarily invested pending use.

DESCRIPTION OF THE DEBT SECURITIES

In this section, the terms “CBS Corporation,” “we,” “us” and “our” refer solely to CBS Corporation and not its subsidiaries.

The following description of CBS Corporation’s debt securities to be issued under the debt indentures referred to below summarizes the general terms and provisions of its debt securities to which any prospectus supplement may relate. The following description also describes the specific terms of CBS Corporation’s debt securities and the extent, if any, to which the general provisions summarized may apply to any series of its debt securities in the prospectus supplement relating to such series. References to “senior debt securities” are references to the senior debt securities that may be issued under the senior indenture referred to below; references to “senior subordinated debt securities” are references to the senior subordinated debt securities that may be issued under the senior subordinated indenture referred to below; and references to “debt securities” are references to both the senior debt securities and the senior subordinated debt securities.

CBS Corporation may issue its senior debt securities from time to time, in one or more series under an amended and restated senior indenture dated as of November 3, 2008, as supplemented by a first supplemental indenture dated as of April 5, 2010, among CBS Corporation, as issuer, CBS Operations, as guarantor, and Deutsche Bank Trust Company Americas, as senior trustee, or another senior trustee named in a prospectus supplement. We refer to this indenture, as supplemented and amended, as the “senior indenture.” The senior indenture and the first supplemental indenture to the senior indenture are filed as exhibits to the registration statement of which this prospectus is a part. CBS Corporation may issue its senior subordinated debt securities from time to time, in one or more series under a senior subordinated indenture, among CBS Corporation, as issuer, CBS Operations, as guarantor, and Deutsche Bank Trust Company Americas, as senior subordinated trustee, or another senior subordinated trustee named in a prospectus supplement. We refer to this indenture as the “senior subordinated indenture.” A form of the senior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Together the senior indenture and the senior subordinated indenture are referred to as the “debt indentures.” The trustee under the senior indenture is called the “senior debt trustee” and the trustee under the senior subordinated indenture is called the “senior subordinated debt trustee.” Together the senior debt trustee and the senior subordinated debt trustee are called the “debt trustees.”

The following statements about the debt indentures are summaries and are subject to, and qualified in their entirety by reference to, the text of the debt indentures.

Neither of the debt indentures limits the amount of debt securities that may be issued. The applicable debt indenture provides that debt securities may be issued up to an aggregate principal amount authorized by CBS Corporation and may be payable in any currency or currency unit designated by CBS Corporation.

General

CBS Corporation will issue debt securities from time to time and offer its debt securities on terms determined by market conditions at the time of their sale. CBS Corporation may issue debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. CBS Corporation will describe the material federal income tax consequences and other special considerations applicable to any substantially discounted debt securities in a related prospectus supplement.

You should refer to the prospectus supplement for the following terms of the debt securities offered by this registration statement:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the percentage of the principal amount at which CBS Corporation will issue the debt securities;

•	the date or dates on which the debt securities will mature;

•	the annual interest rate or rates of the debt securities, or the method of determining the rate or rates;

•	the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

•	whether the debt securities will be guaranteed by CBS Operations;

•	the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds, or repayment options;

•	the currency, currencies or currency units for which the debt securities may be purchased and in which the principal, any premium and any interest may be payable;

•	if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal, any premium and any interest may be payable is at CBS Corporation’s election or the purchaser’s election, the manner in which the election may be made;

•	if the amount of payments on the debt securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

•	the terms and conditions upon which the debt securities may be convertible into or exchangeable for common stock, preferred stock or indebtedness or other securities of any person, including CBS Corporation;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax and other special considerations, procedures and limitations relating to the debt securities; and

•	any other specific terms of the debt securities not inconsistent with the applicable debt indenture.

If CBS Corporation sells any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of debt securities will be payable in one or more foreign currencies or foreign currency units, it will describe in the related prospectus supplement the restrictions, elections, any material federal income tax consequences, specific terms and other information with respect to the issue of debt securities and the currencies or currency units.

Unless specified otherwise in a prospectus supplement, the principal of, premium on, and interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable debt trustee in New York, New York. However, CBS Corporation may make payment of interest, at its option, by check mailed on or before the payment date to the address of the person entitled to the interest payment or by transfer to an account held by the payee as it appears on the registry books of the debt trustee, CBS Corporation or its agents.

Unless specified otherwise in a prospectus supplement, CBS Corporation will issue the debt securities in registered form and in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Bearer securities, other than those issued in global form, will be issued in denominations of $5,000. No service charge will be made for any transfer or exchange of any debt securities, but CBS Corporation may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange.

CBS Corporation’s rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any CBS Corporation subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that CBS Corporation’s claims as a creditor of the subsidiary may be recognized.

Guarantees

CBS Operations may unconditionally guarantee the due and punctual payment of the principal of (and premium, if any,) and interest, if any, on the debt securities when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise. The guarantees of the debt securities will be endorsed on the debt securities.

Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by CBS Operations. The applicable debt indentures provide that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of CBS Operations under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the debt securities, will have agreed to such limitations.

To the extent that a court were to find that (a) a guarantee was incurred by CBS Operations with the intent to hinder, delay or defraud any present or future creditor or (b) CBS Operations did not receive fair consideration or reasonably equivalent value for issuing its guarantee and CBS Operations (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of CBS Operations constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of CBS Operations’ other creditors. To the extent any guarantee issued by CBS Operations was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by CBS Operations could cease to have any claim against CBS Operations and would be creditors solely of CBS Corporation.

We and CBS Operations believe that the issuances of the guarantees by CBS Operations are not fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions. In rendering their opinions on the validity of the senior debt securities and senior subordinated debt securities and, if applicable, the related guarantees, none of our counsel, counsel for CBS Operations or counsel for any underwriter will express any opinion as to federal or state laws relating to fraudulent transfers.

Ranking

The senior debt securities will be unsecured senior obligations of CBS Corporation and will rank equally in right of payment with all of CBS Corporation’s other unsecured and unsubordinated indebtedness. The guarantees on the senior debt securities will be unsecured senior obligations of CBS Operations and will rank equally in right of payment with all of CBS Operations’ other unsecured and unsubordinated indebtedness.

The senior subordinated debt securities will be unsecured senior subordinated obligations of CBS Corporation and will be subordinated in right of payment to CBS Corporation’s senior indebtedness. The guarantees on the senior subordinated debt securities will be unsecured senior subordinated obligations of CBS Operations and will be subordinated in right of payment to CBS Operations’ senior indebtedness.

The debt securities and the guarantees will be effectively subordinated to any secured indebtedness of CBS Corporation or CBS Operations, as the case may be, to the extent of the value of the assets securing such indebtedness. The debt indentures do not limit the amount of debt that CBS Corporation, CBS Operations or their respective subsidiaries may incur.

In addition, both CBS Corporation and CBS Operations conduct their operations through subsidiaries, which generate a substantial portion of their respective operating income and cash flow. As a result, distributions or advances from subsidiaries of CBS Corporation and CBS Operations are a major source of funds necessary to meet their respective debt service and other obligations. Contractual provisions, laws or regulations, as well as subsidiaries’ financial conditions and operating requirements, may limit the ability of CBS Corporation or CBS Operations to obtain cash required to pay CBS Corporation’s debt service obligations, including payments on the debt securities, or CBS Operations’ payment obligations under the guarantees. The debt securities (whether senior or subordinated obligations of CBS Corporation) will be structurally subordinated to all obligations of CBS Corporation’s subsidiaries (other than CBS Operations, to the extent such debt securities are guaranteed), including claims with respect to trade payables. The guarantees (whether senior or subordinated obligations of CBS Operations) will be structurally subordinated to all obligations of CBS Operations’ subsidiaries, including claims with respect to trade payables. This means that holders of the debt securities of CBS Corporation will have a junior position to the claims of creditors of CBS Corporation’s subsidiaries (other than CBS Operations, to the extent such debt securities are guaranteed) on the assets and earnings of such subsidiaries. Holders of guarantees of CBS Operations, if any, will have a junior position to the claims of creditors of CBS Operations’ subsidiaries on the assets and earnings of such subsidiaries and will have no claim by virtue of such guarantees against CBS Corporation or any subsidiary of CBS Corporation that is not a subsidiary of CBS Operations. As of June 30, 2017, CBS Corporation’s direct and indirect subsidiaries, other than CBS Operations, had approximately $114 million of indebtedness outstanding, while CBS Operations’ direct and indirect subsidiaries had approximately $32 million of indebtedness outstanding.

Global Securities

CBS Corporation may issue debt securities of a series, in whole or in part, in the form of one or more global securities and will deposit them with or on behalf of a depositary identified in the prospectus supplement relating to that series. CBS Corporation may issue global securities in fully registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged, in whole or in part, for the individual debt securities represented thereby, a global security may be transferred only among the depositary, its nominees and any successors.

The specific terms of the depositary arrangement relating to a series of debt securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the underwriters, dealers or agents with respect to the debt securities or by CBS Corporation if the debt securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through these participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

•	the applicable depositary or its nominee, with respect to interests of depositary participants; and

•	the records of depositary participants, with respect to interests of persons other than depositary participants.

The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner of that global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable debt indenture. Except as provided below, owners of beneficial interests in a global security will:

•	not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names;

•	not receive or be entitled to receive physical delivery of any debt security of that series in definitive form; and

•	not be considered the owners or holders thereof under the debt indenture governing the debt securities.

Further Issues

Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders, for issuances of additional debt securities of such series.

Payment and Paying Agents

Payments of principal of (or premium, if any, on) or interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the debt securities. None of CBS Corporation, the debt trustee, any paying agent or the security registrar for the debt securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

CBS Corporation expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. CBS Corporation also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments will be the responsibility of those participants.

Merger, Consolidation or Sale of Assets

Under the terms of the debt indentures, CBS Corporation and CBS Operations generally would be permitted to consolidate or merge with or into another corporation, or to sell or convey all or substantially all of their respective property and assets to another entity, subject to CBS Corporation and CBS Operations meeting all of the following conditions:

•	the surviving entity in the transaction (if other than CBS Corporation or CBS Operations), or the entity to which such property or assets are sold or conveyed (if other than CBS Corporation or CBS Operations), must be a corporation organized under the laws of the United States or a state of the United States;

•	the resulting entity (other than CBS Corporation or CBS Operations) must agree through a supplemental indenture to be legally responsible for the debt securities;

•	immediately following the consolidation, merger, sale or conveyance, no Event of Default (as defined below) or any event or condition which is, or after notice or passage of time would be, an Event of Default, shall have occurred and be continuing; and

•	CBS Corporation or CBS Operations, as the case may be, must deliver certain certificates and other documents to the debt trustee.

CBS Corporation and/or CBS Operations may consolidate or merge with or into, or sell or convey all or substantially all of its property and assets to, any Subsidiary. When we make reference in this section to the sale or conveyance of “all or substantially all of its property and assets,” we mean property and assets contributing, in the aggregate, at least 80% of the total consolidated revenues of CBS Corporation.

In the event that CBS Corporation or CBS Operations consolidates with or merges into another entity or sells or conveys all or substantially all of its property and assets to another entity, the successor entity shall be substituted for CBS Corporation or CBS Operations, as the case may be, under the debt indentures and CBS Corporation or CBS Operations, as the case may be, shall be discharged from all of its obligations under the debt indentures.

Limitations on Liens

We covenant in the debt indentures that we will not create, assume or permit any Lien on any of our property or assets, unless we secure the debt securities at least equally and ratably with the secured Indebtedness. The foregoing applies only to Liens that in the aggregate exceed 15% of our total consolidated assets, reduced by the Attributable Debt related to any permitted sale and leaseback arrangement. See “—Limitations on Sale and Leaseback Transactions” below. The restrictions do not apply to Capitalized Leases or to Indebtedness that is secured by:

•	Liens existing, in the case of any debt securities, on the date such debt securities are issued;

•	Liens on any property or any Indebtedness of a person existing at the time the person becomes a Subsidiary (whether by acquisition or otherwise, including through merger or consolidation);

•	Liens in favor of us or our Subsidiaries; and

•	Liens existing at the time of acquisition of the assets secured thereby and purchase money Liens.

The restrictions also do not apply to extensions, renewals or replacements of any of the foregoing types of Liens.

Limitations on Sale and Leaseback Transactions

We covenant in the debt indentures that neither we nor any Restricted Subsidiary will enter into any arrangement with any person to lease a Principal Property (except for any arrangements that exist on the date the debt securities are issued or that exist at the time any person that owns a Principal Property becomes a Restricted Subsidiary) which has been or is to be sold or transferred by us or the Restricted Subsidiary to that person unless:

•	the sale and leaseback arrangement involves a lease for a term of not more than three years;

•	the sale and leaseback arrangement is entered into between us and any Subsidiary or between our Subsidiaries;

•	we or the Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on the Principal Property at least equal in amount to the Attributable Debt permitted pursuant to the first paragraph under “—Limitations on Liens” above without equally and ratably securing the debt securities;

•	the proceeds of the sale and leaseback arrangement are at least equal to the fair market value thereof (as determined by our board of directors in good faith) and within 180 days after the sale we apply an amount equal to the greater of the net proceeds of the sale or the Attributable Debt with respect to the sale and leaseback arrangement to either (or a combination of) (a) the retirement of long-term debt for borrowed money that is not subordinated to the debt securities and that is not debt to us or a Subsidiary or (b) the purchase, construction or development of other comparable property; or

•	the sale and leaseback arrangement is entered into within 180 days after the initial acquisition by us or such Restricted Subsidiary of the Principal Property subject to the sale and leaseback arrangement.

The term “Attributable Debt,” with regard to a sale and leaseback arrangement with respect to a Principal Property, is defined in the debt indentures as an amount equal to the lesser of (a) the fair market value of the property (as determined in good faith by our board of directors) or (b) the present value of the total net amount of rent payments required to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the debt indentures.

The term “Principal Property” is defined in the debt indentures to include any parcel of our or our Restricted Subsidiaries’ real property and related fixtures or improvements located in the United States, the aggregate book value of which on the date of determination exceeds $1.0 billion. The term “Principal Property” does not include any telecommunications equipment or parcels of real property and related fixtures or improvements that are determined in good faith by our board of directors not to be of material importance to our and our Subsidiaries’ total business. As of the date of this prospectus, neither we nor any of our Subsidiaries own any Principal Property.

The term “Restricted Subsidiary” is defined in the debt indentures as a corporation all of the outstanding voting stock of which is owned, directly or indirectly, by CBS Corporation or by one or more of its Subsidiaries, or by CBS Corporation and one or more of its Subsidiaries, which is incorporated under the laws of a state of the United States, and which owns a Principal Property.

Other Covenants

The applicable prospectus supplement will specify any additional restrictive covenants applicable to the debt securities. Except as may be described in the applicable prospectus supplement, we are not restricted by the debt indentures from, among other actions, paying dividends or making distributions on our capital stock, purchasing or redeeming our capital stock, making investments, or selling or conveying less than all or substantially all of our property and assets, defined as described above. Further, the debt indentures do not require us to maintain any financial ratios or specified levels of net worth or liquidity.

Defaults and Remedies

Holders of debt securities will have specified rights if an Event of Default occurs in respect of the debt securities of that series, as described below.

The term “Event of Default” in respect of the debt securities of a particular series means any of the following:

•	CBS Corporation does not pay interest on a debt security of such series within 30 days of its due date;

•	CBS Corporation does not pay the principal of or any premium on a debt security of such series when due and payable, at its maturity, or upon its acceleration, redemption or otherwise;

•	CBS Corporation remains in default or breach of certain covenants or warranties in respect of the debt indenture for 60 days after there has been given to CBS Corporation a written notice of such default or breach by either the debt trustee or holders of at least 25% in principal amount of such series of debt securities;

•	CBS Corporation or CBS Operations, if guarantees are issued, files for bankruptcy, or certain events of bankruptcy, insolvency or reorganization in respect of CBS Corporation or CBS Operations, if guarantees are issued, as specified in the debt indenture occur; or

•	any other Event of Default that may be specified for the debt securities of such series when such series is created.

If an Event of Default has occurred, the debt trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire unpaid principal amount of (and premium, if any) and all the accrued interest on the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the debt trustee or any holder of debt securities required for such declaration if the Event of Default is an event of bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the debt securities of a series may waive certain past defaults under the debt indenture on behalf of all of the holders of such series of debt securities. A declaration of acceleration of maturity may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of a series of debt securities and the debt trustee.

Except in cases of default, where the debt trustee has special duties, a debt trustee is not required to take any action under a debt indenture at the request of holders unless the holders offer the debt trustee reasonable protection from expenses and liability satisfactory to the debt trustee. If a reasonable indemnity is provided, the holders of a majority in principal amount of a series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the debt trustee. The debt trustee may refuse to follow those directions in certain circumstances specified in the applicable debt indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

Before holders of debt securities of an affected series are allowed to bypass the debt trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities of such series, the following must occur:

•	holders must give the debt trustee written notice that an Event of Default has occurred and remains uncured;

•	holders of at least 25% in principal amount of the outstanding debt securities of such series must make a written request that the debt trustee take action because of the default and must offer the debt trustee indemnity reasonably satisfactory to the debt trustee against the cost and other liabilities of taking that action;

•	the debt trustee must have failed to take action for 60 days after receipt of the notice and offer of indemnity; and

•	holders of a majority in principal amount of the debt securities of such series must not have given the debt trustee a direction inconsistent with the above notice for a period of 60 days after the debt trustee has received the notice.

Holders are, however, entitled at any time to bring a lawsuit for the payment of money due on the debt securities on or after the due date.

CBS Corporation and CBS Operations, if guarantees are issued, are each required to deliver to the debt trustee on an annual basis an officer’s certificate certifying to such officer’s knowledge our compliance with the terms of the debt indentures or else specifying any default. In addition, CBS Corporation is required to deliver to the debt trustee, as promptly as practicable upon becoming aware of any default or Event of Default, an officer’s certificate specifying such default or Event of Default and the action CBS Corporation is taking or proposes to take with respect thereto.

Modification of the Debt Indentures

The debt indentures provide that CBS Corporation, CBS Operations, if applicable, and the debt trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among others, of:

•	adding to CBS Corporation’s or CBS Operations’ covenants;

•	adding additional Events of Default;

•	changing or eliminating any provisions of the debt indenture so long as there are no holders entitled to the benefit of the provisions;

•	establishing the form or terms of any series of debt securities; or

•	curing ambiguities or correcting any inconsistencies in the debt indenture or making any other provisions with respect to matters or questions arising under the debt indenture, as long as any such action does not adversely affect in any material respect the interest of the holders of debt securities of any series.

With specific exceptions, the debt indentures or the rights of the holders of the debt securities may be modified by CBS Corporation, CBS Operations, if applicable, and the debt trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification then outstanding, but no modification may be made without the consent of the holders of each outstanding debt security affected, among other purposes requiring such consent, which would:

•	change the maturity of any payment of principal of (or premium, if any, on) or any installment of principal of or interest on any debt security;

•	change the terms of any sinking fund with respect to any debt security;

•	reduce the principal amount of, or the rate of interest or any premium on, any debt security upon redemption or repayment at the option of the holder;

•	change any obligation of CBS Corporation to pay additional amounts as contemplated by the debt indenture;

•	change any place of payment where, or the currency in which, any debt security or any premium or interest is payable;

•	impair the right to sue for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental indenture, any waiver of compliance with provisions of the debt indenture or specific defaults and their consequences provided for in the debt indenture, or otherwise modify the sections in the debt indenture related to these consents; or

•	reduce the obligations of CBS Operations, if any, in respect of the due and punctual payment of principal of, premium, if any, and interest, if any, on any debt security.

Meetings

The debt indentures contain provisions for convening meetings of the holders of the debt securities of any or all series. Specific terms related to such meetings of the holders are described in the debt indentures.

Defeasance and Covenant Defeasance

CBS Corporation may elect either (a) to defease and be discharged (and, if applicable, to have CBS Operations defeased and discharged) from any and all obligations with respect to the debt securities (except as otherwise provided in the debt indentures), referred to as “defeasance,” or (b) to be released from its obligations with respect to certain covenants that are described in the debt indentures, referred to as “covenant defeasance,” upon the deposit with the debt trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any, on) and interest on the debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, CBS Corporation must deliver to the debt trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the debt indentures.

CBS Corporation may exercise its defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If CBS Corporation exercises its defeasance option, payment of the debt securities of such series may not be accelerated because of an event of default and the guarantees relating to such debt securities will cease to exist. If CBS Corporation exercises its covenant defeasance option, payment of the debt securities of such series may not be accelerated by reference to any covenant from which CBS Corporation is released as described under clause (b) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Discharge of Obligations

Our obligations under the debt indentures will cease to be of further effect with respect to a series of debt securities when:

•	either (a) all debt securities of that series have been delivered (except destroyed, lost or stolen debt securities which have been replaced or paid and debt securities for which payment money has theretofore been deposited in trust with the debt trustee or paying agent or segregated and held in trust by CBS Corporation or CBS Operations, as the case may be, and thereafter repaid to us or CBS Operations, as the case may be, or discharged from such trust in accordance with the debt indenture) to the debt trustee for cancellation, or (b) all such debt securities not theretofore delivered to the debt trustee for cancellation have become due and payable, will become due and payable at maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the debt trustee for the giving of notice of redemption and CBS Corporation has deposited or caused to be deposited with the debt trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the debt trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of maturity or date of redemption, as the case may be;

•	we have paid or caused to be paid all sums payable by us under the debt indenture with respect to such series; and

•	we have delivered to the debt trustee an officer’s certificate and an opinion of counsel relating to compliance with the conditions set forth in the debt indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Reports

Each debt indenture provides that we will file with the debt trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

Title

CBS Corporation, CBS Operations, as guarantor, the debt trustees and any agent of any of the foregoing may treat the registered owner of any registered debt security as the absolute owner thereof (whether or not the debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of receiving payment and for all other purposes.

Replacement of Debt Securities

We will replace any mutilated debt security at the expense of the holders upon surrender thereof to the debt trustee. We will replace debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the debt trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a mutilated, destroyed, lost or stolen debt security, an indemnity or security satisfactory to us and the debt trustee may be required at the expense of the holder of the debt security before a replacement debt security will be issued.

Governing Law

The debt indentures, the debt securities and the guarantees are or will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Debt Trustees

CBS Corporation will identify the debt trustees in the relevant prospectus supplement. In specific instances, CBS Corporation or the holders of a majority in principal amount of the outstanding debt securities of a series issued under a debt indenture may remove the debt trustee with respect to debt securities of such series and appoint a successor trustee. The debt trustee may become the owner or pledgee of any of the debt securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the debt trustee. The debt trustee and any successor trustee must be eligible to act as trustee under the Section 310(a)(1) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and be subject to examination by federal or state authority. Subject to applicable law relating to conflicts of interest, the debt trustee may also serve as trustee under other indentures relating to securities issued by CBS Corporation or its affiliated companies and may engage in commercial transactions with CBS Corporation and its affiliated companies. The initial debt trustee under each debt indenture is Deutsche Bank Trust Company Americas.

Senior Debt Securities

CBS Corporation will describe the specific terms of the senior debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized in this description may apply to any series of its senior debt securities in the prospectus supplement relating to that series.

Senior Subordinated Debt Securities

In addition to the provisions previously described in this prospectus and applicable to all debt securities, the following description of CBS Corporation’s senior subordinated debt securities summarizes the additional terms and provisions of its senior subordinated debt securities to which any prospectus supplement may relate. The specific terms of CBS Corporation’s senior subordinated debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of senior subordinated debt securities will be described in the prospectus supplement relating to that series.

Subordination. The senior subordinated debt securities will be subordinated in right of payment to CBS Corporation’s Senior Indebtedness (as defined below) to the extent set forth in the applicable prospectus supplement.

The payment of the principal of (and premium, if any) and interest on the senior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of CBS Corporation’s Senior Indebtedness. CBS Corporation may not make payment of principal of, premium, if any, or interest on the senior subordinated debt securities and may not acquire, or make payment on account of any sinking fund for, the senior subordinated debt securities unless full payment of amounts then due for principal, premium, if any, and interest on all Senior Indebtedness by reason of the maturity thereof has been made or duly provided for in cash or in a manner satisfactory to the holders of the Senior Indebtedness. In addition, the senior subordinated indenture provides that if a default has occurred giving the holders of the Senior Indebtedness the right to accelerate the maturity of that Senior Indebtedness, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an Event of Default, then unless and until that event has been cured or waived or has ceased to exist, no payment of principal, premium, if any, or interest on the senior subordinated debt securities and no acquisition of, or payment on account of a sinking fund for, the senior subordinated debt securities may be made. CBS Corporation will give written notice to the senior subordinated trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. The senior subordinated indenture provisions described in this paragraph, however, do not prevent CBS Corporation from making a sinking fund payment with senior subordinated debt securities acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to the default and notice thereof. Upon any distribution of assets in connection with CBS Corporation’s dissolution, liquidation or reorganization, all Senior Indebtedness must be paid in full before the holders of the senior subordinated debt securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of CBS Corporation’s insolvency, holders of the senior subordinated debt securities may recover ratably less than the holders of CBS Corporation’s Senior Indebtedness.

For purposes of the description of the senior subordinated debt securities, the term “Senior Indebtedness” of CBS Corporation or CBS Operations, as the Guarantor, as the case may be, means the principal of (and premium, if any) and interest on the following, without duplication, whether outstanding on the date of execution of the senior subordinated indenture or incurred or created after the execution thereof:

•	any obligation for money borrowed by it;

•	any obligation evidenced by bonds, debentures, notes or other similar instruments, other than the senior subordinated debt securities or any other indebtedness which is subordinate to the senior subordinated debt securities;

•	any reimbursement obligation in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness;

•	any obligation under Capitalized Leases (other than telecommunications equipment, including satellite transponders);

•	any guarantee for indebtedness of other persons, other than any subordinated guarantees;

•	any obligation of any third party to the extent secured by a Lien on the assets of CBS Operations or the Guarantor; and

•	renewals, extensions or refundings of any of the indebtedness referred to in the preceding bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the senior subordinated debt securities.

Senior Indebtedness of CBS Corporation or the Guarantor, as the case may be, will not include any obligation of CBS Corporation or the Guarantor (a) to any Subsidiary of CBS Corporation or the Guarantor or to any person with respect to which CBS Corporation or the Guarantor is a Subsidiary or (b) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights.

As of June 30, 2017, CBS Corporation’s Senior Indebtedness totaled approximately $8.81 billion, and CBS Operations had no Senior Indebtedness, other than its guarantees of the senior debt of CBS Corporation, all of which is fully and unconditionally guaranteed by CBS Operations.

Certain Definitions

The following definitions are applicable to the debt indentures:

“Capitalized Lease” means any obligation of a person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.

“Indebtedness” of any person means, without duplication, (i) any obligation of such person for money borrowed, (ii) any obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) any reimbursement obligation of such person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, (iv) any obligation of such person under Capitalized Leases (other than in respect of (x) telecommunications equipment, including, without limitation, satellite transponders, and (y) theme park equipment and attractions), and (v) any obligation of any third party to the extent secured by a Lien on the assets of such person; provided, however, that “Indebtedness” of such person shall not include any obligation of such person (a) to any Subsidiary of such person or to any person with respect to which such person is a Subsidiary or (b) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights. When used with respect to CBS Corporation, the term “Indebtedness” also includes any obligation of CBS Operations specified in clauses (i) through (v) above to the extent that such Indebtedness is guaranteed by CBS Corporation.

“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

“Subsidiary” of any person means (i) a corporation, a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which such person, one or more Subsidiaries thereof, or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions).

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of preferred stock which CBS Corporation may issue. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, CBS Corporation’s amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, and amended and restated bylaws, which we refer to as our bylaws, the certificate of designations relating to each particular series of the preferred stock, which will be filed with the SEC, and the Delaware General Corporation Law. For more information on how you can obtain or view copies of our certificate of incorporation and bylaws, see the section entitled “Where You Can Find Additional Information.” You are urged to read our certificate of incorporation and bylaws in their entirety.

Terms of the Preferred Stock

Under our certificate of incorporation, CBS Corporation is authorized to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share. The board of directors has the authority, without the approval of stockholders, to provide for the issuance of shares of preferred stock from time to time in one or more series, and to fix the number of shares and the designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each series. As of October 31, 2017, CBS Corporation had 25,000,000 shares of preferred stock available for issuance.

The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:

•	the designation, stated value, liquidation preference and number of shares offered;

•	the offering price or prices;

•	the dividend rate or rates, or method of calculation, the dividend periods, the date on which dividends shall be payable and whether dividends are cumulative or noncumulative and, if cumulative, the dates from which dividends begin to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any voting rights;

•	whether the preferred stock will be issued in certificated or book-entry form;

•	whether the preferred stock will be listed on a national securities exchange;

•	information with respect to any book-entry procedures;

•	a discussion of any material federal income tax and other special considerations, procedures and limitations relating to the preferred stock; and

any additional powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions pertaining to such series of preferred stock which are not inconsistent with the provisions of the certificate of incorporation.

The board of directors may, without stockholder approval, provide for the issuance of preferred stock with voting and other rights that could have an adverse impact on the rights of the holders of Class A common stock and Class B common stock, including, without limitation, the voting power of the Class A common stock. However, the board of directors may not cause us to issue any preferred stock, or preferred stock that is convertible into or exchangeable for other securities, that, in the aggregate with all other outstanding shares of preferred stock, could elect a majority of the board of directors, unless such issuance has been approved by the holders of a majority of the outstanding shares of Class A common stock, voting separately as a class. The ability of the board of directors to provide for the issuance of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of CBS Corporation or changes in our management.

Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, National Association, will be the transfer agent, dividend disbursing agent and registrar for the shares of the preferred stock.

CBS Corporation’s rights and the rights of holders of CBS Corporation securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of CBS Corporation upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent that CBS Corporation may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Dividends and Distributions

Unless otherwise specified in the prospectus supplement, holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the board of directors of CBS Corporation or a duly authorized committee of the board of directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered. Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable as specified in the applicable prospectus supplement. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the board of directors of CBS Corporation or a duly authorized committee of the board of directors fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, CBS Corporation will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period.

No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, equally with or junior to any other series of preferred stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set apart for:

•	in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends; or

•	in the case of noncumulative preferred stock, the immediately preceding dividend period.

When dividends are not paid in full upon any series of preferred stock, and any other preferred stock ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock and any other preferred stock ranking equally as to dividends will be declared pro rata so that the amount of dividends declared per share on that series of preferred stock and any other preferred stock ranking equally as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock and the other preferred stock bear to each other. In the case of noncumulative preferred stock, any accrued dividends described in the immediately preceding paragraph will not include any cumulation in respect of unpaid dividends for prior dividend periods.

Except as provided in the immediately preceding paragraph or the applicable prospectus supplement, unless full dividends on all outstanding shares of any series of preferred stock have been declared and paid, in the case of a series of cumulative preferred stock, for all past dividend periods, or in the case of noncumulative preferred stock, for the immediately preceding dividend period, CBS Corporation may not declare dividends or pay or set aside amounts for payment or other distribution on any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of CBS Corporation or other capital stock of CBS Corporation ranking junior to that series of preferred stock as to dividends and upon liquidation, and other than in connection with the distribution or trading of any of its capital stock, CBS Corporation may not redeem, purchase or otherwise acquire any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, for any consideration or any moneys paid to or made available for a sinking fund for the redemption of any shares of any of its capital stock, except by conversion or exchange for capital stock of CBS Corporation ranking junior to that series of preferred stock as to dividends and upon liquidation.

Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

Liquidation Preference

Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of CBS Corporation, the holders of the preferred stock will have preference and priority over the common stock of CBS Corporation and any other class of stock of CBS Corporation ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of CBS Corporation or proceeds from any liquidation, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will not be entitled to any other payments.

Redemption

If specified in the prospectus supplement relating to a series of preferred stock being offered, CBS Corporation may, at its option, at any time or from time to time, redeem that series of preferred stock, in whole or in part, at the redemption prices and on the dates set forth in the applicable prospectus supplement.

If fewer than all outstanding shares of a series of preferred stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined to be equitable by the board of directors of CBS Corporation or a duly authorized committee of the board of directors. From and after the redemption date, unless CBS Corporation is in default in providing for the payment of the redemption price, dividends will cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders thereof will cease, other than the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as required by law.

Conversion or Exchange Rights

The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible into or exchangeable for common stock, another series of preferred stock or debt securities.

DESCRIPTION OF COMMON STOCK

The following description sets forth certain terms of our common stock. The following description is not complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws and the Delaware General Corporation Law. Copies of our certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. For more information on how you can obtain or view copies of these documents, see the section entitled “Where You Can Find Additional Information.” You are urged to read our certificate of incorporation and bylaws in their entirety.

Authorized and Outstanding Common Stock

The authorized common stock of CBS Corporation as set forth in our certificate of incorporation consists of 375,000,000 shares of CBS Corporation Class A common stock, par value $0.001 per share, and 5,000,000,000 shares of CBS Corporation Class B common stock, par value $0.001 per share. CBS Corporation is registering with the SEC shares of its Class A common stock and Class B common stock, which may be offered by CBS Corporation or one or more selling security holders to be identified in a prospectus supplement. As of October 31, 2017, there were 37,598,604 shares of Class A common stock issued and outstanding and 362,580,107 shares of Class B common stock issued and outstanding.

The number of authorized shares of Class A common stock and Class B common stock may be increased with the approval of the holders of a majority of the outstanding shares of Class A common stock and without any action by the holders of shares of Class B common stock.

Our board of directors possesses the power to provide for the issuance of shares of authorized but unissued Class A common stock and Class B common stock without stockholder action, subject to the requirements of applicable law and stock exchanges.

All issued and outstanding shares of Class A common stock and Class B common stock are identical and the holders of such shares are entitled to the same rights and powers, except as provided in our certificate of incorporation.

Voting Rights

Holders of Class A common stock are entitled to one vote per share with respect to all matters on which the holders of common stock are entitled to vote. Except as provided in our certificate of incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Class A common stock will vote together with the holders of any other outstanding shares of capital stock of CBS Corporation entitled to vote, without regard to class. The affirmative vote of holders of a majority of the outstanding shares of Class A common stock, voting separately as a class, is necessary to approve any merger or consolidation of CBS Corporation with another corporation pursuant to which shares of our common stock are converted into or exchanged for any securities or any other consideration.

Holders of Class B common stock do not have any voting rights, except as required by law.

All matters to be voted on by the stockholders of CBS Corporation must be approved by a majority of the aggregate voting power of the shares of capital stock of CBS Corporation entitled to vote who are present in person or represented by proxy, except as required by our certificate of incorporation or applicable law.

Dividends

Holders of Class A common stock and Class B common stock will share ratably in any cash dividend declared by the board of directors, subject to any preferential rights of any outstanding preferred stock. If the board of directors declares a dividend of any securities of CBS Corporation or another entity, the board of directors will determine whether the holders of Class A common stock and Class B common stock are to receive identical securities or to receive different classes or series of securities, but only to the extent such differences are consistent in all material respects with differences between the Class A common stock and Class B common stock.

Conversion Rights

So long as there are at least 5,000 shares of Class A common stock outstanding, each share of Class A common stock is convertible at the option of the holder of such share into one share of Class B common stock.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of CBS Corporation, subject to the preferential rights of any outstanding preferred stock, all holders of common stock, regardless of class, will be entitled to share ratably in any assets available for distributions to holders of shares of common stock.

Split, Subdivision or Combination of Shares

In the event of a split, subdivision or combination of the outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class of common stock will be split, subdivided or combined proportionally.

Restrictions on Stock Ownership and Transfer; Redemption by CBS Corporation

Our certificate of incorporation provides that CBS Corporation may restrict the ownership and transfer of, or redeem, shares of its capital stock in order to ensure compliance with, or prevent the applicability of limitations imposed by, the requirements of federal communications laws and regulations.

Other Rights

Holders of the common stock do not have any preemptive, cumulative voting, subscription, redemption or sinking fund rights.

Anti-Takeover Provisions of Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws, in addition to those relating to the voting rights of our common stock, may have the effect of delaying, deferring or preventing a change in control of our company or changes in our management. These include provisions that:

•	authorize our board of directors to provide for the issuance, without stockholder approval, of up to 25,000,000 shares of preferred stock with rights fixed by the board of directors, which rights could be senior to those of the common stock;

•	limit the number of directors constituting the entire board of directors to a maximum of 20 directors;

•	provide that any vacancy on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director;

•	provide that a special meeting of stockholders may be called only by the affirmative vote of a majority of our board of directors or by our chairman of the board, chief executive officer or vice chair of the board, and shall be called at the written request of the holders of record of at least 50.1% of the aggregate voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, acting together as a single class; and

•	establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other proposal to be acted upon at any annual or special meeting of stockholders.

In addition, we are subject to Section 203 of the Delaware General Corporation Law. With specified exemptions, this statute prohibits a Delaware corporation listed on a national securities exchange from engaging in a business combination (as defined in Section 203) with an interested stockholder (generally, a person that, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock) for a period of three years after the date of the transaction in which the person became an interested stockholder.

Exclusive Forum Provision of Bylaws

Our bylaws provide that, unless CBS Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state or federal court located within the State of Delaware) will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of CBS Corporation;

•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of CBS Corporation to CBS Corporation or CBS Corporation’s stockholders;

•	any action asserting a claim against CBS Corporation or any director, officer, employee or agent of CBS Corporation arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws (in each case, as they may be amended from time to time); or

•	any action asserting a claim against CBS Corporation or any director, officer, employee or agent of CBS Corporation governed by the internal affairs doctrine.

Listing

Our Class A common stock and Class B common stock are listed on the New York Stock Exchange under the trading symbols “CBS.A” and “CBS,” respectively.

Transfer Agent, Dividend Disbursing Agent and Registrar

Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, National Association, will be the transfer agent, dividend disbursing agent and registrar for the shares of our common stock.

DESCRIPTION OF WARRANTS

CBS Corporation may issue warrants for the purchase of its senior debt securities, senior subordinated debt securities, preferred stock, Class A common stock or Class B common stock. The warrants may be co-issued by CBS Operations when the securities with respect to which the warrants are issued will be guaranteed by CBS Operations. Warrants may be issued independently or together with any senior debt securities, senior subordinated debt securities, preferred stock, Class A common stock or Class B common stock offered by any prospectus supplement and may be attached to or separate from such senior debt securities, senior subordinated debt securities, preferred stock, Class A common stock or Class B common stock. The warrants are to be issued under warrant agreements to be entered into among CBS Corporation, CBS Operations as co-issuer, if applicable, and a warrant agent to be named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of CBS Corporation in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the currency, currencies or currency units for which warrants may be purchased;

•	the designation, aggregate principal amount, currency, currencies or currency units and terms of senior debt securities or senior subordinated debt securities purchasable upon exercise of the debt warrants and the price at which the senior debt securities or senior subordinated debt securities may be purchased upon such exercise;

•	the designation, number of shares and terms, as applicable, of the preferred stock, Class A common stock or Class B common stock purchasable upon exercise of the stock warrants and the price at which the shares of preferred stock, Class A common stock or Class B common stock may be purchased upon such exercise;

•	if applicable, the designation and terms of senior debt securities, senior subordinated debt securities and preferred stock with which the warrants are issued and the number of warrants issued with such senior debt securities, senior subordinated debt securities or preferred stock;

•	if applicable, the date on and after which the warrants and the related senior debt securities, senior subordinated debt securities, preferred stock, Class A common stock or Class B common stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of any material federal income tax and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations. If in registered form, the warrants may be presented for registration of transfer. The warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the various securities purchasable upon exercise of such warrants, including the right to receive payments of principal of, any premium on, or any interest on senior debt securities or senior subordinated debt securities purchasable upon exercise or to enforce the covenants in the applicable debt indenture, or to exercise any rights as stockholders of CBS Corporation or CBS Operations, as described below under “—No Rights as Stockholders.” If CBS Corporation maintains the ability to reduce the exercise price of any stock warrant and the right is triggered, it will comply with federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.

Exercise of Warrants

Each warrant will entitle the holder to purchase a principal amount of senior debt securities or senior subordinated debt securities or a number of shares of preferred stock, Class A common stock or Class B common stock at the exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrant. Warrants may be exercised at the times that are set forth in the prospectus supplement relating to the warrants. After the close of business on the date on which the warrant expires, or any later date to which CBS Corporation may extend the expiration date, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the senior debt securities, senior subordinated debt securities, preferred stock, Class A common stock or Class B common stock purchasable upon the exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, CBS Corporation will, as soon as reasonably practicable, issue and deliver the senior debt securities or senior subordinated debt securities or shares of preferred stock, Class A common stock or Class B common stock purchasable upon the exercise, and, if applicable, CBS Operations will issue guarantees relating to those securities. If fewer than all of the warrants represented by a certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of preferred stock, Class A common stock or Class B common stock purchasable upon the exercise of each stock warrant will be subject to adjustment in specific events, including the issuance of a stock dividend to holders of preferred stock, Class A common stock or Class B common stock or a combination, subdivision or reclassification of preferred stock, Class A common stock or Class B common stock, in each case as applicable. In lieu of adjusting the number of shares of preferred stock, Class A common stock or Class B common stock purchasable upon exercise of each stock warrant, CBS Corporation may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. CBS Corporation may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but CBS Corporation will pay the cash value of any fractional shares otherwise issuable. In case of any consolidation, merger, or sale or conveyance of the property of CBS Corporation as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of preferred stock, Class A common stock or Class B common stock into which the stock warrants were exercisable immediately prior thereto.

No Rights as Stockholders

Holders of stock warrants will not be entitled, by reason of being the holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the directors or any other matter, or to exercise any rights whatsoever as its stockholders, with respect to either CBS Corporation or CBS Operations.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we think is important.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may sell offered securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We also may sell offered securities directly.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended, or the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers or agents, and describe their compensation, in a prospectus supplement.

Certain of any such underwriters, dealers and agents, including their associates, may be customers of, engage in transactions with, and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates from time to time may act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will be required to comply with Rule 2720 of the Conduct Rules of the Financial Industry Regulatory Authority regarding the offer and sale of securities of an affiliate.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make relating to those liabilities.

We may authorize underwriters, dealers and agents to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

To facilitate the offering of the securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters, dealers or agents may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters, dealers or agents may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in a stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, dealers or agents are not required to engage in these activities, and may end any of these activities at any time.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriter to which securities are sold by us for public offering and sale may make a market in such securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

LEGAL MATTERS

Hogan Lovells US LLP, Washington, D.C., will pass upon the validity of the offered securities for us and for CBS Operations. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by CBS Corporation in connection with the sale of the securities being registered hereby.

Amount
SEC registration fee	$	(a)
Accounting fees and expenses		(b)
Legal fees and expenses		(b)
Trustee and depositary fees and expenses		(b)
Printing fees and expenses		(b)
Rating agency fees		(b)

Total	$

(a)	Because this registration statement covers an indeterminate amount of securities, the SEC registration fee is not currently determinable. The registrant is deferring payment of the registration fee for the securities offered by this prospectus in accordance with Rules 456(b) and 457(r) under the Securities Act.
(b)	Expenses are not presently known and cannot be estimated.

The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B under the Securities Act.

Item 15.	Indemnification of Directors and Officers.

CBS Corporation is incorporated in the State of Delaware.

Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation and Bylaws. The Amended and Restated Certificate of Incorporation of CBS Corporation (the “CBS Charter”) provides that, to the fullest extent permissible under the Delaware General Corporation Law, the directors of CBS Corporation shall not be personally liable to CBS Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director shall be liable to the extent provided by applicable law (1) for any breach of the director’s duty of loyalty to CBS Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Pursuant to the CBS Charter and the Amended and Restated Bylaws of CBS Corporation (the “CBS Bylaws”), CBS Corporation shall indemnify any person who was or is involved in or is threatened to be involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of CBS Corporation, or is or was serving at the request of CBS Corporation as a director, officer or employee (including a trustee) of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees), actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification and advancement of expenses, CBS Corporation shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the board of directors of CBS Corporation authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.

Pursuant to the CBS Charter and the CBS Bylaws, to the extent that an indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Indemnification Agreements. The indemnification and advancement of expenses provided by, or granted pursuant to, the indemnification provisions of the CBS Charter and the CBS Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, CBS Corporation is authorized to enter into an agreement with any director, officer or employee of CBS Corporation providing indemnification for such person against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action, suit or proceeding by or in the right of CBS Corporation, that arises by reason of the fact that such person is or was a director, officer or employee of CBS Corporation, or is or was serving at the request of CBS Corporation as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct. Pursuant to the foregoing authorization, CBS Corporation has entered into indemnification agreements with each of its directors.

Liability Insurance. CBS Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of CBS Corporation, or is or was serving at the request of CBS Corporation as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not CBS Corporation would have the power to indemnify him or her against such liability under the provisions of the CBS Charter or the CBS Bylaws. CBS Corporation has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the Delaware General Corporation Law.

Item 16.	Exhibits.

Exhibit No.	Document

2.1	Form of Underwriting Agreement*

4.1	Amended and Restated Senior Indenture dated as of November 3, 2008 among CBS Corporation, CBS Operations Inc. and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 of CBS Corporation and CBS Operations Inc. filed on November 3, 2008 (Registration No. 333-154962)).

4.2	First Supplemental Indenture dated as of April 5, 2010 among CBS Corporation, CBS Operations Inc. and Deutsche Bank Trust Company Americas, as trustee, to Amended and Restated Senior Indenture dated as of November 3, 2008 among CBS Corporation, CBS Operations Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of CBS Corporation filed on April 5, 2010 (File No. 001-09553)).

4.3	Form of Senior Subordinated Indenture among CBS Corporation, CBS Operations Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 of CBS Corporation and CBS Operations Inc. filed on November 3, 2011 (Registration No. 333-177706)).

4.4	Form of Guarantee of CBS Operations Inc. relating to senior debt securities.

4.5	Amended and Restated Certificate of Incorporation of CBS Corporation effective December 31, 2005 (incorporated herein by reference to Exhibit 3(a) to CBS Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 001-09553).

4.6	Amended and Restated Bylaws of CBS Corporation effective December 11, 2014 (incorporated herein by reference to Exhibit 3(b) to the Current Report on Form 8-K of CBS Corporation filed on December 17, 2014 (File No. 001-09553).

4.7	Form of Debt Warrant Agreement between CBS Corporation and the Agent named therein (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 of CBS Corporation and CBS Operations Inc. filed on November 3, 2008 (Registration No. 333-154962)).

4.8	Form of Standard Stock Warrant Agreement (incorporated herein by reference to Exhibit 4.5 to the Registration Statement on Form S-3 of CBS Corporation and CBS Operations Inc. filed on November 6, 2014 (Registration No. 333-199956)).

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the securities registered hereby.

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to CBS Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 (File No. 001-09553).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.1).

24.1	Powers of Attorney of directors and officers of CBS Corporation.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as senior trustee.

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as senior subordinated trustee.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17.	Undertakings.

(a)	Each undersigned registrant (CBS Corporation and CBS Operations Inc., respectively) hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of CBS Corporation’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	If the securities to be registered are to be offered to existing security holders pursuant to warrants and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of November 2017.

CBS CORPORATION

By:	/s/ Joseph R. Ianniello
Name: Joseph R. Ianniello
Title: Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie Moonves Leslie Moonves	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2017

/s/ Joseph R. Ianniello Joseph R. Ianniello	Chief Operating Officer (Principal Financial Officer)	November 3, 2017

/s/ Lawrence Liding Lawrence Liding	Executive Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 3, 2017

* David R. Andelman	Director	November 3, 2017

* Joseph A. Califano, Jr.	Director	November 3, 2017

* William S. Cohen	Director	November 3, 2017

* Gary L. Countryman	Director	November 3, 2017

* Charles K. Gifford	Director	November 3, 2017

* Leonard Goldberg	Director	November 3, 2017

* Bruce S. Gordon	Director	November 3, 2017

Signature	Title	Date

* Linda M. Griego	Director	November 3, 2017

* Robert N. Klieger	Director	November 3, 2017

* Arnold Kopelson	Director	November 3, 2017

* Martha L. Minow	Director	November 3, 2017

* Doug Morris	Director	November 3, 2017

* Shari Redstone	Director	November 3, 2017

By: /s/ Lawrence P. Tu Lawrence P. Tu, Attorney-in-fact for the Directors and Officers		November 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of November 2017.

CBS OPERATIONS INC.

By:	/s/ Joseph R. Ianniello
Name: Joseph R. Ianniello
Title: Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie Moonves Leslie Moonves	President and Chief Executive Officer (Principal Executive Officer)	November 3, 2017

/s/ Joseph R. Ianniello Joseph R. Ianniello	Chief Operating Officer and Director (Principal Financial Officer)	November 3, 2017

/s/ Lawrence Liding Lawrence Liding	Executive Vice President, Controller and Chief Accounting Officer and Director (Principal Accounting Officer)	November 3, 2017

/s/ Lawrence P. Tu Lawrence P. Tu	Director	November 3, 2017